Exhibit 99.1

Zafgen and Chondrial Therapeutics Announce Definitive Merger Agreement

Creates clinical-stage company focused on the development of novel protein replacement therapies for rare diseases

Chondrial Therapeutics’ lead asset, CTI-1601, currently being evaluated in Phase 1 clinical trial for Friedreich’s ataxia

Companies to host conference call today at 8:30 a.m. ET

Boston, MA, and Bala Cynwyd, PA, December 18, 2019 – Zafgen, Inc. (Nasdaq:ZFGN) and Chondrial Therapeutics, Inc., today announced they have entered into a definitive merger agreement under which Chondrial will become a wholly-owned subsidiary of Zafgen and the stockholders of Chondrial Therapeutics will become the majority owners of Zafgen’s outstanding common stock upon the close of the merger. The proposed merger will result in a combined publicly traded, clinical-stage biopharmaceutical company operating under a new name, Larimar Therapeutics, Inc.

“We are incredibly pleased to announce this proposed merger, as, once completed, we anticipate it will provide significant resources to advance CTI-1601, our novel therapeutic being developed for patients with Friedreich’s ataxia and expand our efforts on the development of additional potential treatments for other rare diseases,” said Carole Ben-Maimon, M.D., President and Chief Executive Officer of Chondrial Therapeutics. “Our current programs are based on our proprietary novel protein replacement therapy platform, which includes a cell penetrating peptide technology that allows the intracellular delivery of bioactive cargos. With this strong scientific foundation and company evolution, we believe we are well positioned to address complex rare diseases where patients are in need of innovative treatments.”

Chondrial Therapeutics’ lead asset, CTI-1601, is in clinical development for the treatment of Friedreich’s ataxia (FA), a progressive and irreversible mitochondrial disease caused by a genetic defect resulting in abnormally low amounts of frataxin (FXN). FA typically presents in childhood or adolescence and leads to devastating symptoms and early death. The company believes there are approximately 15,000 patients in the U.S and E.U. Currently, there are no cures and no therapies that can modify the course of the disease.

“After a thorough evaluation of strategic alternatives, the Board of Directors of Zafgen believes that this merger represents the highest-potential value creation opportunity for Zafgen stockholders,” said Jeffrey Hatfield, Chief Executive Officer, Zafgen. “We are excited about the prospects for Chondrial Therapeutics and its work to improve the lives of young patients with rare diseases, which aligns with our own values and mission.”

Chondrial Therapeutics separately announced today that Phase 1 dosing in patients began this month and that CTI-1601 has received Rare Pediatric Disease (RPD) Designation and Fast Track Designation from the U.S. Food and Drug Administration (FDA). Topline results from the Phase 1 clinical program are expected by the end of 2020.

“Having advanced Chondrial’s novel therapy for Friedreich’s ataxia from the lab to the clinic, we are extremely pleased to join forces with Zafgen for the next phase of the company’s development,” said Jonathan Leff, Partner, Deerfield Management and a Director of Chondrial. “With the financial resources and team in place, we look forward to employing Chondrial’s product engine and platform technology to benefit patients suffering from Friedreich’s ataxia as well as other serious diseases.”

CTI-1601

CTI-1601 is comprised of human FXN bound to a carrier peptide. CTI-1601 was designed to cross both the cell membrane and mitochondrial membranes. After processing, mature human frataxin is intended to remain within the mitochondria to function. Nonclinical studies have shown promising results in several models of the disease, including heart, brain and muscle function, and overall survival.

Beyond CTI-1601, Chondrial Therapeutics plans to use its protein replacement therapy platform to design other fusion proteins to target additional orphan diseases characterized by deficiencies in intracellular bioactive compounds.

About the Proposed Merger

Under the terms of the merger agreement, stockholders of Chondrial will receive shares of newly issued Zafgen common shares in a private placement. Chondrial stockholders are expected to own approximately 60% of the combined company and current Zafgen stockholders will own approximately 40% of the combined company. The percentage of the combined company that Chondrial’s stockholders will own as of the close of the transaction is subject to adjustment based on the amount of Zafgen’s net cash at the closing date, among other adjustments as described in the merger agreement.

Upon closing of the transaction, Zafgen will be renamed Larimar Therapeutics, Inc. and will be headquartered in Bala Cynwyd, Pennsylvania. Carole Ben-Maimon, M.D. will serve as President and Chief Executive Officer of the combined company. The merger agreement provides that the Board of Directors of the combined company will be comprised of Peter Barrett, Ph.D., Carole Ben-Maimon, M.D., Thomas Daniel, M.D., Thomas Hamilton, Jonathan Leff, Frank Thomas, and one designee of Deerfield Management. The merger agreement has been unanimously approved by the Board of Directors of each company. The transaction is expected to close in the first half of 2020, subject to approvals by stockholders of each company and other customary closing conditions.

MTS Health Partners, L.P. is serving as the exclusive financial advisor to Zafgen and Goodwin Procter LLP is serving as legal counsel to Zafgen. McCarter & English, LLP is serving as legal counsel to Chondrial.

Conference Call Information

Zafgen and Chondrial Therapeutics will host an investor conference call today, December 18, 2019, at 8:30 a.m., Eastern Time, to discuss the merger as well as other forward-looking information. Investors and other interested parties may participate by dialing (844) 824-7428 in the United States or (973) 500-2177 outside the United States and referencing conference ID number 5688136. The call will also be webcast live on the Company’s website at https://zafgen.gcs-web.com/events-and-presentations. A replay of this conference call will be available beginning at 11:30 a.m. ET on December 18, 2019 through December 25, 2019 by dialing (855) 859-2056 in the United States or (404) 537-3406 outside the United States. To access the replay please provide Conference ID number 5688136.

About Zafgen

Zafgen (Nasdaq:ZFGN) is a biopharmaceutical company that has leveraged its proprietary MetAP2 biology platform to pioneer the study of MetAP2 inhibitors in both common and rare metabolic disorders. Learn more at www.zafgen.com.

About Chondrial Therapeutics

Chondrial Therapeutics is a clinical-stage biotechnology company focused on the treatment of complex rare diseases. The company’s lead compound, CTI-1601, is currently being evaluated in a Phase 1 clinical program as a potential treatment for Friedreich’s ataxia, a rare and progressive genetic disease. Chondrial Therapeutics also plans to use its protein replacement therapy platform to design other fusion proteins to target additional orphan diseases characterized by deficiencies in intracellular bioactive compounds. Learn more at www.chondrialtherapeutics.com.

Additional Information about the Proposed Merger and Where to Find It

This communication relates to the proposed merger transaction involving Zafgen, Inc. (“Zafgen”) and Chondrial Therapeutics, Inc. (“Chondrial”) and may be deemed to be solicitation material in respect of the proposed merger involving Zafgen and Chondrial. In connection with the proposed merger, Zafgen intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement relating to the approval of the merger agreement. Investors and security holders of Zafgen are urged to read these materials when they become available because they will contain important information about Zafgen, Chondrial and the proposed merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Zafgen with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Zafgen by directing a written request to: Zafgen, Inc., 3 Center Plaza, Suite 610, Boston, Massachusetts 02108, Attention: Secretary. Investors and security holders are urged to read the proxy statement and other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Zafgen and its directors and executive officers and Chondrial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Zafgen in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Zafgen is also included in Zafgen’s definitive proxy statement in connection with its 2019 Annual Meeting of Stockholders filed with the SEC on April 26, 2019. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Secretary of Zafgen at the address above.

Zafgen Forward-Looking Information is Subject to Risks and Uncertainty

This communication contains forward-looking statements based upon Zafgen’s and Chondrial’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, statements about the structure, timing and completion of the proposed merger; the combined company’s listing on Nasdaq after the closing of the proposed merger; expectations regarding the ownership structure of the combined company; the combined company’s expected cash position at the closing of the proposed merger; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; and other statements that are not historical fact. Actual results and the timing of events may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed merger are not satisfied, including the failure to timely obtain stockholder approval for the proposed merger, if at all; (ii) uncertainties as to the timing of the consummation of the proposed merger and the ability of each of Zafgen and Chondrial to consummate the proposed merger; (iii) risks related to Zafgen’s ability to manage its operating expenses and its expenses associated with the proposed merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed merger; (v) the risk that as a result of adjustments to the exchange ratio, Zafgen stockholders and Chondrial stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Zafgen’s common stock relative to the exchange ratio; (vii) unexpected costs, charges, expenditures or expenses resulting from the proposed merger; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; (ix) Zafgen’s ability to retain personnel as a result of the announcement or completion of the proposed merger; and (x) risks associated with the possible failure to realize certain anticipated benefits of the proposed merger, including with respect to future financial and operating results. Actual results and the timing of events may differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in Zafgen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC, and in other filings that Zafgen makes and will make with the SEC in connection with the proposed merger, including the proxy statement described above under “Additional Information about the Proposed Merger and Where to Find It.” You should not place undue reliance on these forward-looking statements, which apply only as of the date of this communication. Zafgen expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media/Investor Relations Contacts:

Zafgen, Inc.

Patricia Allen

Chief Financial Officer

617-648-9792

Media

Krystle Gibbs

Ten Bridge Communications

krystle@tenbridgecommunications.com

508-479-6358

Investors

John Woolford

Westwicke

john.woolford@westwicke.com

443-213-0506